VOTING RIGHTS AGREEMENT

        This AGREEMENT dated as of the 29th day of February, 1996, by and among Albert S. Wells, Jr. ("ASW"), Randall S. Wells ("RSW"), Anthony Spier ("Spier"), Allan Gardner ("Gardner"), John R. Blouin ("Blouin"), Wells-Gardner Electronics Corporation, an Illinois corporation (the "Company"), James Industries, Inc., an Illinois corporation ("JI"), and James J. Roberts, Jr., individually and as trustee of the James J. Roberts, Trust, UTA Dated 12-23-91 (collectively "Roberts");

          WHEREAS, Roberts and Blouin own beneficially all of the outstanding Capital Stock of JI and Roberts owns beneficially 551,836 of the issued and outstanding Common Shares of the Company (which Common Shares, together with any Common Shares of the Company hereafter acquired by Roberts or JI are hereinafter referred to as "Roberts' Common Shares") as follows:

          Shareholder                   Shares Owned
          James J. Roberts, Jr.         1,760

          James J. Roberts, Jr.,        550,076
          as trustee

          WHEREAS, all of such Roberts' Common Shares are pledged to various pledges as collateral for loans; and

          WHEREAS, the parties deem it to be in their mutual best interests and in the best interests of all of the Company's shareholders that an agreement be entered into concerning the voting of the parties' Common Shares for directors of the Company; and

          WHEREAS, the Company is entering into a Sales Representative Agreement (the "Representative Agreement") with JI and Roberts concurrently with the execution hereof;

          NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, it is hereby agreed as follows:

          1.     Voting For Directors.

          (a) Until Termination of the Representative Agreement (as hereinafter defined) or December 31, 2000, whichever shall first occur, the parties shall vote (and, if applicable, shall direct all pledgees to vote) their Common Shares of the Company at every election of directors of the Company, for the election of such slate of nominees as the nominating committee of the Board of Directors (or if there is no nominating committee, then such other committee, or the Board of Directors, as the case may be, performing such function) shall designate, provided that such slate shall always include Roberts, Blouin, RSW, Gardner and Spier (collectively, the "Nominees"), or any of the Nominees as are willing and able to serve as directors of the Company.
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          (b)    Upon the death or incapacity of any of the Nominees, another person shall be designated as set forth below; provided, however, that, if the designated person is disapproved by at least three of the remaining Nominees, another person shall be designated as set forth below until not so disapproved:

          (i) Upon the death or incapacity of Blouin, Roberts or Roberts' estate or guardian shall have the right to designate another person as Nominee to replace John R. Blouin for purposes of paragraph 1(a) above;

          (ii) Upon the death or incapacity of Roberts, his estate or guardian shall have the right to designate another person as Nominee to replace Roberts for purposes of paragraph 1(a) above;

          (iii) Upon the death or incapacity of Gardner, his estate or guardian shall have the right to designate another person as Nominee to replace Gardner for purposes of paragraph 1(a) above; and

          (iv) Upon the death or incapacity of RSW, his estate or guardian shall have the right to designate another person as Nominee to replace RSW for purposes of paragraph 1(a) above.

          (c) In any election of directors in which the number of nominees exceeds the number of directors to be elected, the parties shall vote (and, if applicable, shall direct all pledgees to vote) their Common Shares hereunder in such a manner as to assure the election of the largest number of Nominees. If, under the circumstances, less than all of the Nominees can be elected, the parties shall vote (and, if applicable, shall direct all pledgees to vote) their Common Shares so that the greatest number of Nominees (or their replacements as set forth in paragraph 1(b) above) can be elected in the following order of priority: Roberts, Spier, RSW, Gardner, and Blouin.

          (d) The obligations of the parties under this paragraph 1 shall terminate with respect to any Common Shares of the Company which they may transfer in a bona fide sale or exchange for value.

          (e) The obligations of the parties under this paragraph 1 shall be suspended during any period when the Common Shares of the Company subject to the terms of this Agreement amount to less than 5% of the then issued and outstanding Common Shares of the Company.

          (f) The obligations of Roberts under this Agreement shall also be binding upon any of his transferees, except as otherwise provided herein.

          2. Death. Within thirty (30) days after the death of Roberts, the executor or administrator of his estate and the successor trustee of the James
J. Roberts, Jr. Trust, UTA Dated 12-23-91 (the "Trust") shall notify the Company of the provisions of his will and the provisions of the Trust, if any, governing the distribution of Roberts' Common Shares. Such executor or administrator and successor trustee and all beneficiaries and heirs, devisees and legatees of Roberts, shall be bound by the provisions of paragraph 1 hereof.

          3. Additional Definition. "Termination" of the Representative Agreement shall be deemed to occur if such agreement terminates under paragraph 17 thereof, except that in the event of a termination of the Representative Agreement by the Company under paragraph 17(b) thereof, for purposes of this Agreement, Termination shall be deemed to occur on December 31, 2000, or at the end of any additional period for which the Representative Agreement had then been automatically renewed under paragraph 17(a) thereof.

          4. Endorsement on Stock Certificates. All certificates representing Roberts' Common Shares shall be endorsed as follows:

          "The voting of the shares represented hereby are subject to restrictions and agreements contained in an agreement dated as of February 29, 1996 by and among Wells-Gardner Electronics Corporation and certain of its shareholders, a copy of which is on file with the Secretary of Wells-Gardner Electronics Corporation."

          5. Termination and Amendment. Anything to the contrary notwithstanding, this Agreement shall terminate and have no further effect on the earlier of (a) any act or event which provides for termination elsewhere in this Agreement, or (b) the Termination of the Representative Agreement, or
(c) December 31, 2000. This Agreement may be altered, amended or terminated (except as otherwise provided herein) at any time only pursuant to an agreement in writing, executed by or on behalf of the Company, JI and such of the other parties hereto (or their successors under paragraph 1(b)) who are then serving as directors of the Company.

          6. Entire Agreement. This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates any and all prior voting agreements, prior and/or contemporaneous communications and/or agreements between the parties, whether written or verbal, express or implied, direct or indirect, relating in any way to the subject matter hereof including, but not limited to the Voting Agreement dated April 26, 1994, by and between the parties hereto.

          7. Notices. All notices, offers and acceptances hereunder shall be in writing and shall be deemed to be communicated (except as otherwise provided herein) when delivered in person or deposited in the U.S. mail, postage prepaid, by registered mail, addressed to the party concerned at the address appearing on the Company's records or at such other or additional place as such party may designate by notice given in accordance with the provisions hereof to the other parties.

          8. Benefit. This Agreement shall be binding as provided herein upon the parties, their heirs, devisees, legatees, beneficiaries, legal representatives, successors and assigns.

                             * * * *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

        WELLS-GARDNER
        ELECTRONICS CORPORATION       JAMES INDUSTRIES, INC.


        By: /s/ ANTHONY SPIER         By: /s/ JAMES J. ROBERTS, JR.
            Anthony Spier                 James J. Roberts, Jr.
            Its: CEO                      Its: CEO

            /s/ ALBERT S. WELLS, JR.      /s/ JAMES J. ROBERTS, JR.
            Albert S. Wells, Jr.          James J. Roberts, Jr.

            /s/ ANTHONY SPIER             /s/ JAMES J. ROBERTS, JR.
            Anthony Spier                 James J. Roberts, Jr.
                                          AS TRUSTEE OF THE JAMES J.
            /s/ ALLAN GARDNER             ROBERTS, JR. TRUST UTA
            Allan Gardner                 DATED 12-23-91

            /s/ RANDALL S. WELLS
            Randall S. Wells

            /s/ JOHN R. BLOUIN
            John R. Blouin